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                                                                    Exhibit 23.2

                    CONSENT OF MINE RESERVE ASSOCIATES, INC.


    The undersigned, Mine Reserve Associates, Inc., hereby states as follows:

    Our firm assisted with updating and optimizing a feasibility study, completed in 2000 (the "2000 Feasibility Study"), concerning the Amayapampa Property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Amayapampa -- Geology and Ore Reserves" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2000 Feasibility Study, including the references to our firm included with such information, as set forth above in the Form 10-K.



                           Mine Reserve Associates, Inc.


                           By: /s/ Donald C. Elkin
                               ------------------------------
                               Name:  Donald C. Elkin
                               Title: President


Date: March 19, 2004